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                                                                     Exhibit 5.3
                               ORRICK, HERRINGTON
                                & SUTCLIFFE LLP



                                 November 14, 1996


CS First Boston Mortgage
 Securities Corp.
55 East 52nd Street
New York, New York  10055



Ladies and Gentlemen:

          At your request, we have examined the Registration Statement filed by CS First Boston Mortgage Securities Corp., a Delaware corporation (the "Registrant"), with the Securities and Exchange Commission (the "Commission") on the date hereof in connection with the registration under the Securities Act of 1933, as amended (the "Act") of Conduit Mortgage and Manufactured Housing Contract Pass-Through Certificates (the "Certificates"). The Certificates are issuable in series (each, a "Series") under separate Pooling and Servicing Agreements (the "Pooling and Servicing Agreements") by and among the Registrant, the Master Servicer (if any) named therein and the Trustee named therein. The Certificates of each Series are to be sold as described in the Registration Statement, any amendment thereto, and the prospectus and prospectus supplement relating to such Series.

          We have examined such instruments, documents and records as we deemed relevant and necessary as a basis for our opinion hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.



                           __________________________

                  666 Fifth Avenue . New York, N.Y. 10103-0001
                Telephone 212 506 5000 . Facsimile 212 506 5151
    Los Angeles . Sacramento . Silicon Valley . Singapore . Washington, D.C.
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                              ORRICK, HERRINGTON
                               & SUTCLIFFE LLP


          Based on such examination, we are of the opinion that when the issuance of each Series of Certificates has been duly authorized by appropriate corporate action and the Certificates of such Series have been duly executed, authenticated and delivered in accordance with the terms of the Pooling and Servicing Agreement relating to such Series and sold in the manner described in the Registration Statement, any amendment thereto and the prospectus and prospectus supplement relating thereto, the Certificates of such Series will be legally issued, fully paid, binding obligations of the trust created by each Pooling and Servicing Agreement, and the holders of the Certificates of such Series will be entitled to the benefits of the Pooling and Servicing Agreement, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium, or other laws relating to or affecting the rights of creditors generally and general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, regardless of whether such enforceability is considered in a proceeding in equity or at law.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever it appears in the Registration Statement and the prospectus contained therein. In giving such consent, we do not consider that we are "experts," within the meaning of the term as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                 Very truly yours,


                                 /s/ Orrick, Herrington & Sutcliffe LLP

                                 ORRICK, HERRINGTON & SUTCLIFFE LLP